EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Numbers 333-256616, 333-173166, 333-195380, 333-217771, 333-231262 and 333-274091 on Form S-8 and in Registration Statement Numbers 333-239981, 333-267266, 333-270473, and 333-271217 on Form S-3 of 22nd Century Group, Inc. of our report, dated March 28, 2024, appearing in this Annual Report on Form 10-K of 22nd Century Group, Inc.

/s/ Freed Maxick CPAs, P.C.

Buffalo, NY
March 28, 2024